Exhibit 1

United Technologies Corporation

Debt Securities, Debt Warrants,

Currency Warrants and Stock-Index Warrants

UNDERWRITING AGREEMENT

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To the Representatives of the

    several Underwriters named in the

    Pricing Agreement

    hereinafter described.

Ladies and Gentlemen:

United Technologies Corporation, a Delaware corporation (the “Company”), proposes to issue and sell from time to time (i) certain of its debt securities (“Debt Securities”) and/or (ii) warrants to purchase Debt Securities (“Debt Warrants” and the Debt Securities issuable upon exercise of Debt Warrants, “Warrant Securities”) and/or (iii) warrants to receive from the Company the cash value in U.S. dollars of the right to purchase or sell foreign currencies or units of two or more currencies (“Currency Warrants”) and/or (iv) warrants entitling the holders thereof to receive, upon exercise, an amount in cash determined by reference to increases or decreases in the level of a specified stock Index which may be based on U.S. or foreign stocks or combination thereof (“Stock-Index Warrants”), in each case registered under the registration statement or statements referred to in Section 1(a) (together, the “Securities”). The Debt Securities will be issued under an Amended and Restated Indenture, dated as of May 1, 2001, as modified by the Trust Indenture Act of 1939, as amended (the “Indenture”), between the Company and The Bank of New York Trust Company, N.A., as Trustee, and the Debt Warrants, the Currency Warrants and the Stock-Index Warrants will be issued under one or more separate warrant agreements (each, a “Warrant Agreement”) between the Company and one or more separate institutions, as warrant agent, each as identified in the separate Warrant Agreement respecting the Debt Warrants, the Currency Warrants or the Stock-Index Warrants covered thereby (each, a “Warrant Agent”). The particular terms of any issuance of Securities will be determined at the time of offering. Debt Securities, Debt Warrants, Currency Warrants and Stock-Index Warrants may be offered together or separately, and if offered together, the Debt Warrants, Currency Warrants and Stock-Index Warrants may detach from the Debt Securities after the time of offering. The Company intends to enter into one or more Pricing Agreements (each, a “Pricing Agreement” and together the “Pricing Agreements”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) the particular Securities specified in Schedule II to such Pricing Agreement (with respect to each such Pricing Agreement, the “Designated Securities”). Each Pricing Agreement shall constitute an agreement by the Company and the Underwriters to be bound by all of the provisions of this Underwriting Agreement.

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters with respect to each offering of Designated Securities that:

(a) One or more registration statements on Form S-3 in respect of the Securities have been filed with the Securities and Exchange Commission (the “Commission”) and have become effective. Each such registration statement (including the material incorporated therein by reference and all exhibits thereto but excluding the Form T-1), as amended at the time of any Pricing Agreement is hereinafter referred to, with respect to the transaction contemplated by such Pricing Agreement, as a “Registration Statement” and collectively such registration statements are referred to as the “Registration Statements”. The prospectus then forming a part of the Registration Statements or deemed to meet the requirements thereof (including the material incorporated therein by reference), as then amended, and as supplemented to reflect the terms of the Designated Securities and the terms of offering thereof, and any other material reflected in such supplement, in the form in which it is first filed with the Commission pursuant to Rule 424 of the Securities Act of 1933, as amended (the “Act”), including any documents incorporated by reference therein as of the date of such filing, is hereinafter referred to as the “Prospectus” and such supplement is hereinafter referred to as the “Supplement”.

(b) On its effective date and on the effective date of the most recent post-effective amendment thereto, each registration statement relating to the Securities (including the material incorporated therein by reference) conformed in all material respects with the requirements of the Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission (the “Rules and Regulations”), and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, on the date of each Pricing Agreement and each time each Registration Statement is amended, each Registration Statement as then amended, and, each time the Prospectus is amended, on the date of each supplement thereto and on the date of the Supplement, the Prospectus as then amended or supplemented, will conform in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any such documents based upon information furnished to the Company in writing by any Underwriter expressly for use therein.

(c) As of the “Time of Sale” in the applicable Pricing Agreement, the disclosure package comprised of (i) the Prospectus, as then amended and supplemented, (ii) the issuer free writing prospectuses as defined in Rule 433 (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule IV to such Pricing Agreement, and (iii) the final term sheet with respect to the Designated Securities prepared and filed pursuant to and in accordance with Section 3(b) hereto (the “Final Term Sheet”) or, if no such Final Term Sheet is reasonably requested by the Underwriters pursuant to Section 3(b) hereto, the terms of the Designated Securities and the offering as set forth on Schedules I, II and III to the Pricing Agreement (together, the “Disclosure Package”), when taken together as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Schedule V to the applicable Pricing Agreement.

(d) Each Issuer Free Writing Prospectus and, if applicable, the Final Term Sheet, do not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any Supplement deemed to be a part thereof that has not been superseded or modified.

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(e) The Company has not been and is not an “ineligible issuer” as defined in Rule 405 under the Act at the times specified in the Act in connection with the offering of the Designated Securities.

2. Purchase and Offering. (a) Particular sales of Designated Securities may be made from time to time to the Underwriters of such Designated Securities for whom the firm or firms designated as representative or representatives of the Underwriters of such Designated Securities in the Pricing Agreement relating thereto will act as representative or representatives (as the case may be), which may include all such Underwriters in the absence of a syndicate (the “Representatives”). This Underwriting Agreement, alone, shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any Underwriters to purchase any of the Securities. Such obligation shall come into existence only upon execution, by the Company and the Representatives named therein, of the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the firms which will be Underwriters and their Representatives, the principal amount and/or the number of the Securities to be purchased by each Underwriter, the purchase price to be paid by the Underwriters, the initial public offering price, the terms of the Designated Securities not already specified in the Indenture, including, but not limited to, as applicable, currency in which denominated and/or payable, interest rate, maturity, redemption provisions and sinking fund requirements (if any), or not already specified in the Warrant Agreement and whether any of the Designated Securities may be sold pursuant to Delayed Delivery Contracts (“Delayed Delivery Contracts”). Each Pricing Agreement shall also specify the date, time and manner of delivery and payment for the Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

(b) Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of such Designated Securities, the several Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Supplement relating to such Designated Securities.

(c) Designated Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in definitive form to the extent practicable (unless otherwise provided in the Pricing Agreement), and in such authorized denominations and, if applicable, registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by certified or official bank check or checks or otherwise as specified in such Pricing Agreement, payable to the order of the Company in the funds specified in such Pricing Agreement, all at the place and time and date specified in such Pricing Agreement with respect to Designated Securities not being sold pursuant to Delayed Delivery Contracts, or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Designated Securities.

3. Covenants of the Company. In connection with each offering of Designated Securities, the Company covenants and agrees with the Underwriters:

(a) To make no further amendment or any supplement to any Registration Statement or Prospectus after the Time of Sale set forth in the applicable Pricing Agreement relating to such Designated Securities and prior to the Time of Delivery for such Designated Securities which shall be reasonably disapproved by the Representatives for such Designated Securities promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after such Time of

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Delivery and furnish the Representatives with copies thereof and to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a) or (c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) for so long as the delivery of a prospectus is required in connection with the offering or sale of such Designated Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172), and during such same period to advise the Representatives, promptly after it receives notice thereof, (i) of the time when any amendment to any Registration Statement has become effective or any supplement to the Prospectus or any amended Prospectus has been filed, (ii) of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Prospectus, (iii) of the suspension of the qualification of such Designated Securities for offering or sale in any jurisdiction, (iv) of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Act, or (v) of any request by the Commission for the amending or supplementing of any Registration Statement or Prospectus or for additional information; and in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(b) If reasonably requested by the Underwriters, to prepare a Final Term Sheet, containing solely a description of the Designated Securities, in a form agreed to with the Underwriters and attached as Exhibit A to the Pricing Agreement, and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c) If there occurs an event or development as a result of which (i) the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, or (ii) it is necessary to amend or supplement the Disclosure Package to comply with law, then the Company will notify promptly the Underwriters so that any use of the Disclosure Package may cease until it is amended or supplemented.

(d) Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Designated Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(e) To furnish the Underwriters with copies of the Prospectus and any Issuer Free Writing Prospectus in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the date of the Pricing Agreement in connection with the offering or sale of such Designated Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172), and if at such time any event shall have occurred as a result of which (i) either the Disclosure Package or the Prospectus as then amended or supplemented (including pursuant to any Issuer Free Writing Prospectus, if applicable) would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when either the Disclosure Package, such Prospectus or any Issuer Free Writing Prospectus is delivered, not misleading, (ii) if for any other reason it shall be necessary during such same period to amend or supplement the Disclosure Package or such Prospectus as then amended or supplemented, as the case may be, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package, such Prospectus or any Issuer Free Writing Prospectus, as the case may be, in order to comply with the Act or the

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Trust Indenture Act, or (iii) following the issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information then contained in the Registration Statement, in each case to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus, a supplement to such Prospectus, the Disclosure Package (which may be an Issuer Free Writing Prospectus, if applicable) or Issuer Free Writing Prospectus that will correct such statement or omission, effect such compliance or eliminate or correct such conflict.

(f) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the date of each Pricing Agreement, an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the Rules and Regulations (including, at the option of the Company, Rule 158 of the Act).

(g) During the period beginning from the date of the Pricing Agreement for such Designated Securities and continuing to and including the earlier of (i) the termination of trading restrictions on such Designated Securities, of which termination the Representatives agree to give the Company prompt notice confirmed in writing, and (ii) the Time of Delivery for such Designated Securities, not to offer, sell, contract to sell or otherwise dispose of any debt securities, and, if the Designated Securities include Debt Warrants, debt warrants to purchase debt securities, of the Company which mature more than one year after such Time of Delivery and which are substantially similar to such Designated Securities, and, if the Designated Securities include Currency Warrants or Stock-Index Warrants, currency warrants which are substantially similar to the Currency Warrants or stock-index warrants which are substantially similar to the Stock-Index Warrants, respectively, in all cases without the prior written consent of the Representatives, except pursuant to arrangements of which the Representatives have been advised by the Company prior to the time of execution of such Pricing Agreement, which advice is confirmed in writing to the Representatives by the end of the business day following the date of such Pricing Agreement.

(h) To pay all expenses incident to the performance of the Company’s obligations under this Agreement, and to reimburse the Underwriters for any expenses (including fees and disbursements of counsel) incurred in connection with qualifications of the Designated Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and the printing of memoranda relating thereto and for any fees charged by investment rating agencies for rating of the Designated Securities.

3A. Free Writing Prospectuses. The Company agrees with the Underwriters that, in connection with each offering of Designated Securities, unless it obtains the prior written consent of the Representatives, which consent shall not be unreasonably withheld, and each Underwriter, severally and not jointly, agrees with the Company and the Representatives that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Designated Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the information contained in the Final Term Sheet; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule IV to the respective Pricing Agreement. Any such free writing prospectus consented to by the Representatives or the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of

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Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

4. Conditions. The obligations of the Underwriters of any Designated Securities hereunder shall be subject, in the discretion of the Representatives, to the accuracy of the representations and warranties on the part of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) No stop order suspending the effectiveness of the Registration Statements shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering of such Designated Securities shall have been initiated or threatened by the Commission.

(b) Counsel for the Underwriters, Sullivan & Cromwell LLP, shall have furnished to the Representatives an opinion or opinions, dated the Time of Delivery of such Designated Securities, as to the incorporation of the Company, the Designated Securities, the Indenture and any Warrant Agreement, the Registration Statements, Disclosure Package and Prospectus (and any amendments or supplements thereto) and such other matters as the Representatives may reasonably request, in form and substance reasonably satisfactory to them.

(c) Counsel for the Company, Cleary Gottlieb Steen & Hamilton LLP, shall have furnished to the Representatives an opinion, dated the Time of Delivery of such Designated Securities, as to the incorporation of the Company, the Designated Securities, the Indenture and any Warrant Agreement, the Registration Statements, Disclosure Package and Prospectus (and any amendments or supplements thereto) and such other matters as the Representatives may reasonably request, in form and substance reasonably satisfactory to them.

(d) The independent accountants of the Company who have certified the consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statements shall have furnished to the Representatives (i) a letter dated the date of execution of this Agreement and (ii) a letter dated the Time of Delivery of such Designated Securities, in each case in form and substance satisfactory to the Representatives, to the effect set forth in Exhibit A hereto, and as to such other matters and/or in such other form as the Representatives and the Company may have agreed upon at or prior to the execution of the Pricing Agreement.

(e) Since the respective dates as of which information is given in the Disclosure Package there shall not have been any change in the financial position, shareowners’ equity, results of operations, business, operations or properties of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Disclosure Package, the effect of which is, when viewed in relation to the Company and its subsidiaries taken as a whole, in the reasonable judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Disclosure Package.

(f) Subsequent to the date of the Pricing Agreement relating to the Designated Securities, no downgrading shall have occurred in the rating accorded to the Company’s senior debt securities by Moody’s Investors Service, Inc. or Standard & Poor’s, a division of the McGraw-Hill Companies, Inc.

(g) Subsequent to the execution and delivery of the Pricing Agreement relating to the Designated Securities, there shall not have occurred any of the following: (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, or (iii) there shall have occurred any

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outbreak or material escalation of hostilities or other calamity or crisis if the effect of any such event described in this clause (iii) on the financial markets of the United States, in the reasonable judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Disclosure Package and the Prospectus.

(h) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Designated Securities certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as the Representatives may reasonably request.

(i) If the Designated Securities include Currency Warrants or Stock-Index Warrants, such warrants shall have been duly listed, subject to notice of issuance, on a “national securities exchange” as such term is defined in the Securities Exchange Act of 1934, as amended.

5. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus supplement (or contained in any Registration Statement after it first becomes effective but prior to the Pricing Agreement or in any prospectus forming a part thereof during such period), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter, directly or through the Representatives, expressly for use therein.

(b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter, directly or through the Representatives, expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claim or of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing thereof. The omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party, provided that, in the case of any such omission relating to the commencement of an action, such omission shall relieve the

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indemnifying party of liability under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it or other indemnified parties, or both, which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party or its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation conducted at the request of such indemnifying party) unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party, representing the indemnified parties under such subsection who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

(d) If the indemnification provided for in this Section 5 shall be unavailable to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Designated Securities and also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other in connection with the offering of the Designated Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of such Securities (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by the Underwriters in respect thereof, in each case as set forth on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the indemnified party failed to give the notice required under subsection (c) above, including the consequences of such failure, and whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, of the Company on the one hand and the Underwriters, directly or through the Representatives, on the other hand.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by per-capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this

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subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 5 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act, and the obligations of the Underwriters under this Section 5 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who signs the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

6. Default of Underwriters. (a) If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under the Pricing Agreement relating to such Designated Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that they have so arranged for the purchase of such Designated Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statements, any Issuer Free Writing Prospectus or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statements or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in the Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Securities.

(b) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives or the Company, or both, as provided in subsection (a) above, the aggregate principal amount of such Designated Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default. As used in this subsection (b) and in subsection (c) below of this Section 6, the “aggregate principal amount” of Designated Securities shall mean the aggregate principal amount of the Designated Securities that are Debt Securities

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plus the public offering price, if any, of any Debt Warrants, Currency Warrants or Stock-Index Warrants included in the Designated Securities.

(c) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives or the Company, or both, as provided in subsection (a) above, the aggregate principal amount of Designated Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Designated Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Designated Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters provided in Section 3(h) hereof and the indemnity and contribution agreements in Section 5 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

7. Survival of Indemnities, Representations, Etc. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

8. Reimbursement of Underwriters’ Expenses. If any Pricing Agreement shall be terminated pursuant to Section 6 hereof or if the Designated Securities are not delivered by or on behalf of the Company because of any of the events referred to in Section 4(g), then the Company shall not then be under any liability to any Underwriter with respect to Designated Securities covered by such Pricing Agreement except as provided in Section 3(h) and Section 5 hereof; but, if for any other reason Designated Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Section 3(h) and Section 5 hereof.

9. Representatives; Notices. In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice, waiver or agreement on behalf of any Underwriter made or given by such Representatives.

All statements, requests, notices and agreements hereunder shall be in writing and if to the Underwriters shall be sufficient in all respects, if delivered or sent by registered mail to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be sufficient in all respects if delivered or sent by registered mail to the address of the Company set forth in the Registration Statements: Attention: Secretary; provided, however, that any notice to any Underwriter pursuant to Section 5(c) hereof shall be delivered or sent by registered mail to such Underwriter at its address set forth in the applicable Pricing Agreement or, if not so set forth, in its Underwriters’ Questionnaire delivered to the Company.

10. Binding Effect; Successors. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Section 5 and Section 7 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

10

11. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other hand, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters, and the Underwriters shall have no responsibility or liability to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement or any related Pricing Agreement). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

12. Applicable Law. This Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

13. Counterparts. This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

11

If the foregoing is in accordance with your understanding, please sign and return to us ten counterparts hereof.

Very truly yours,

United Technologies Corporation

By:
Name:
Title:

Accepted as of the date first above written:

[REPRESENTATIVE]

By:
Name:
Title:

On behalf of each of the Underwriters

Accepted as of the date first above written:

[REPRESENTATIVE]

By:
Name:
Title:

On behalf of each of the Underwriters

Accepted as of the date first above written:

[REPRESENTATIVE]

By:
Name:
Title:

On behalf of each of the Underwriters

EXHIBIT A

Matters to be Covered by Letter of

Independent Accountants to the Company

and the Underwriters

The letter will state that they have audited the consolidated financial statements and financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company’s Annual Report on Form 10-K for the latest fiscal year and have issued their opinions thereon for the periods specified in such opinions, which have also been included or incorporated by reference in such Annual Report, and have made a review of the interim financial information of the Company and its subsidiaries for the periods specified in such letter in accordance with standards established by the Public Company Accounting Oversight Board (United States) (“PCAOB”) and the American Institute of Certified Public Accountants, as indicated in their report or reports to the Board of Directors of the Company specified in such letter. This letter shall further state:

(i) They are independent accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the PCAOB;

(ii) In their opinion, the consolidated financial statements and schedules audited by them and included or incorporated by reference in the Registration Statements, the Prospectus or any Issuer Free Writing Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the published rules and regulations thereunder with respect to registration statements on Form S-3;

(iii) With respect to any pro forma data included or incorporated by reference in the Registration Statements, Prospectus or any Issuer Free Writing Prospectus, they have read such data, have compared the historical amounts presented in connection therewith with corresponding amounts appearing in the consolidated audited financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year and found them to be in agreement and have recalculated the mathematical accuracy of such pro forma data and, in the event they have been engaged by the Company to make and have made a review or examination of such pro forma data in accordance with standards established by the American Institute of Certified Public Accountants, they will refer to such review or examination in their letter;

(iv) On the basis of limited procedures (but not an audit in accordance with generally accepted auditing standards), performed through a specified date not more than five days prior to the date of delivery of such letter, consisting of a reading of the latest available unaudited consolidated interim financial information of the Company and its subsidiaries, a reading of the minutes of the meetings of the shareowners and the Board or Directors (and the Executive Committee and the Audit Committee thereof) of the Company since the date of the latest audited financial statements included or incorporated by reference in the Registration Statements, the Prospectus or any Issuer Free Writing Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters regarding the specific items as to which statements are requested below and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A) the unaudited information with respect to the consolidated results of operations and financial position for the five years ended the most recent fiscal year end included in the Prospectus or any Issuer Free Writing Prospectus, and included or incorporated by reference in Item 6 in the Company’s Annual Report on Form 10-K under the caption “Selected Financial Data”, does not agree with the corresponding amounts (if they appear therein and after restatement where applicable) in the audited consolidated financial statements for the years ended included in the Company’s Annual Reports on Form 10-K for such fiscal years, or with information derived from accounting records of the Company, as the case may be;

(B) the unaudited condensed consolidated income statements, condensed consolidated balance sheets and condensed consolidated statements of cash flows included in the Company’s Quarterly Reports on Form 10-Q incorporated by reference in the Registration Statements or any Issuer Free Writing Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the published rules and regulations thereunder or are not stated on a basis substantially consistent with that of the audited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Company’s most recent Annual Report on Form 10-K;

(C) any other unaudited financial data included or incorporated by reference in the Prospectus or any Issuer Free Writing Prospectus do not agree with the corresponding items in the unaudited condensed consolidated financial statements from which such data and items were derived [If the capsule information meets the minimum disclosure requirements of APB Opinion No. 28, paragraph 30, insert—”or are not stated on a basis substantially consistent with that of the audited financial statements incorporated by reference in the Registration Statements”], or that any such unaudited data and items, and the unaudited condensed consolidated financial statements from which such data were derived, were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

(D) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in Clause (B) and any unaudited income statement data and balance sheet items included in the Prospectus or any Issuer Free Writing Prospectus and referred to in Clause (C) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

(E) based on the procedures described in clause (iii), the pro forma data included or incorporated by reference in the Registration Statements, Prospectus, or any Issuer Free Writing Prospectus have not been properly compiled on the pro forma bases described therein;

(F) at the date of the latest available interim consolidated financial information and as of a specified date not more than five days prior to the date of delivery of such letter, there have been any changes in consolidated capital stock or any increase in consolidated long-term debt or any decreases in consolidated working capital or shareowners’ equity of the Company and its subsidiaries in each case as compared with amounts shown in the most recent balance sheet included or incorporated by reference in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, except in each case for changes, decreases or increases which the Registration Statements, the Prospectus or such Issuer Free Writing Prospectus discloses have occurred or may occur or which are described in such letter, in which case the Company shall deliver an explanation as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

(G) for the period from the date of the latest financial statements included or incorporated by reference in the Registration Statement or any Issuer Free Writing Prospectus to such specified date there were any decreases in the Company’s consolidated sales, income from continuing operations before income taxes, income from continuing operations, net income or the fully diluted per share amounts of consolidated income from continuing operations or net income, in each case as compared with the comparable period of the preceding year and with the period of corresponding length beginning on the first date of the next preceding full fiscal quarter, except in each case for decreases which the Registration Statements, the Prospectus or such Issuer Free Writing Prospectus discloses have occurred or may occur or which are described in such letter, in which case the Company shall deliver an explanation as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

(v) In addition to the audit referred to in their report included in the Registration Statements and the Prospectus or a Issuer Free Writing Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in subparagraph (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information, specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries which are subject to the system of internal controls, which appear in the Prospectus or a Issuer Free Writing Prospectus (in each case excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statements specified by the Representatives or in documents incorporated by reference in the Prospectus or an Issuer Free Writing Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries which are subject to the system of internal controls and have found them to be in agreement.

Note: References in this Exhibit A to “Issuer Free Writing Prospectus” shall not include any “electronic road show” as defined in Rule 433(h).

ANNEX I

PRICING AGREEMENT

[Date]

To the [Underwriter[s] named in Schedule I]

    [Representative[s] named in Schedule II

    of the Underwriters named in Schedule I]

Ladies and Gentlemen:

United Technologies Corporation, a Delaware corporation (the “Company”), proposes subject to the terms and conditions stated herein and in the Underwriting Agreement, dated [date] (the “Underwriting Agreement”), between the Company, on the one hand, and [             ], on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provision had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

The Company has delivered to you for each of the Underwriters copies of the Registration Statements, Prospectus and Issuer Free Writing Prospectuses, if any, including the documents incorporated therein by reference. The Prospectus (including the Supplement relating to the Designated Securities) in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the amount or principal amount, as applicable, of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

[The Company authorizes the Underwriters to solicit offers to purchase Designated Securities from the Company pursuant to Delayed Delivery Contracts substantially in the form of Schedule III hereto but with such changes therein as the Company may approve. The Underwriters will endeavor to make such arrangements and, as compensation therefor, the Company will pay to the Representatives, for the account of the Underwriters, at the Time of Delivery a commission in the amount set forth in Schedule II. Delayed Delivery Contracts are to be with purchasers of the types approved by the Company and set forth in the Prospectus and subject to other conditions set forth in such Delayed Delivery Contracts. Except as the Company may otherwise agree, each Delayed Delivery Contract must be for the minimum principal amount set forth in Schedule II hereto and the aggregate principal amount of all Delayed Delivery Contracts may not exceed the amount set forth in such Schedule II. The Underwriters will not have any responsibility in respect of the validity or performance of any Delayed Delivery Contracts.]

[If the Company executes and delivers Delayed Delivery Contracts, the Securities subject to such contracts shall be deducted from the Designated Securities to be purchased by the several

Underwriters and the aggregate principal amount of Designated Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of Designated Securities set forth opposite each Underwriter’s name in Schedule I hereto, except to the extent that the Representatives determine that such reduction shall be otherwise and so advise the Company in writing; provided, however, that the total principal amount of Designated Securities to be purchased by all Underwriters shall be the total principal amount of Designated Securities set forth in Schedule I hereto less the principal amount of Designated Securities covered by Delayed Delivery Contracts. As used in this paragraph and in the immediately preceding paragraph, the “aggregate principal amount” or “total amount” of Designated Securities shall mean the aggregate principal amount of the Designated Securities that are Debt Securities plus the public offering price, if any, of any Debt Warrants, Currency Warrants or Stock-Index Warrants included in the Designated Securities.]

If the foregoing is in accordance with your understanding, please sign and return to us [            ] counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to authority granted to you by such Underwriter.

Very truly yours,

UNITED TECHNOLOGIES CORPORATION

By:
Title:

Accepted as of the date hereof:

[Insert signature block[s] for the

    Representative[s], acting on behalf of the

    Underwriters, or for each Underwriter if no

    syndicate.]

SCHEDULE I

Underwriters	Principal Amount of Designated Securities [that are Debt Securities] to be Purchased	[Number of Designated Securities that are Debt Warrants, Currency Warrants or Stock-Index Warrants to be Purchased]
[Names of Underwriters]	[$]

Total	[$]

SCHEDULE II

[Debt Securities]

[Warrant Securities]

Title of Designated Securities:

[. .]% [Floating Rate] [Zero Coupon] [Notes] [Debentures] due . . . . . . . . . . . . . . .

Aggregate Principal Amount:

[$]. . . . . . . . . . . . . . . .

Price to Public:

. .% of the principal amount of the Designated Securities, plus accrued interest from . . . . . . . to the Time of Delivery [and accrued amortization, if any, from . . . . . . . to the Time of Delivery]

Purchase Price by Underwriters:

. .% of the principal amount of the Designated Securities, plus accrued interest from . . . . . . . to the Time of Delivery [and accrued amortization, if any, from . . . . . . . to the Time of Delivery]

Indenture:

Amended and Restated Indenture, dated as of May 1, 2001, between the Company and The Bank of New York Trust Company, N.A., Trustee, as modified by the Trust Indenture Act of 1939, as amended

Time of Sale:

Time of Delivery:

. . . . . . . . . . . . . . . . . . . . . .

Maturity:

. . . . . . . . . . . . . . . . . . . . . .

Interest Rate:

[ . . ]% [Zero Coupon] [See Floating Rate Provisions] [See Event Risk Provisions]

Interest Payment Dates:

[months and dates], commencing . . . . . , 20. .

Redemption Provisions:

[No provisions for redemption]

[The Designated Securities may be redeemed [otherwise than through the sinking fund,] in whole or in part at the option of the Company, in the amount of [$]. . . . . . . . . .or an integral multiple thereof, ]

[on or after . . . . . . . . . . . . . . . at the following redemption prices (expressed in percentages of principal amount). If redeemed on or before . . . . . . . . . ., . . .%, and if] redeemed during the 12-month period beginning . . . . . . . . . . . . .

Year	Redemption Price

. . . . . . . . . . and thereafter at 100% of their principal amount, together in each case with accrued interest to the redemption date.]

[on any interest payment date falling on or after . . . . . . . . . . . . . . . . . . ., at the election of the Company, at a redemption price equal to the principal amount thereof, plus accrued interest to the date of redemption.]

[Other possible redemption provisions, such as mandatory redemption upon occurrence of certain events or redemption for changes in tax law.]

Sinking Fund Provisions:

[No sinking fund provisions]

[The Designated Securities are entitled to the benefit of a sinking fund to retire [$]. . . . . . . . . principal amount of Designated Securities on . . . . . . . . . . in each of the years . . . . . . . through . . . . . . . at 100% for their principal amount plus accrued interest] [, together with [cumulative] [noncumulative] redemptions at the option of the Company to retire an additional [$] . . . . . . . principal amount of Designated Securities in the years . . . . . . . through

. . . . . . . at 100% of their principal amount plus accrued interest.]

[If Securities are extendable debt Securities, insert—

Conversion Provisions:

[No conversion provisions]

[Each $1,000 principal amount of the Designated Securities shall be convertible into          shares of Stock as provided therein.]

Extendable Provisions:

Securities are repayable on . . . . . . . . . . . ., . . . . . . . [[insert date and years,] at the option of the holder, at their principal amount with accrued interest. Initial annual interest rate will be . . .%, and thereafter annual interest rate will be adjusted on . . . . . . ., . . . . and . . . . . . to a rate not less than . . . . . .% of the effective annual interest rate on U.S. Treasury obligations with . . . .-year maturities as of the [insert date 15 days prior to maturity date] prior to such [insert maturity date].]

[If Securities are Floating Rate debt Securities, insert—

Floating Rate Provisions:

Initial annual interest rate will be . . . .% through . . . . . . . . . [and thereafter will be adjusted [monthly] [on each . . . . . . . . . , . . . . . . . . . ., .. . . . . . . and . . . . . . .] [to an annual rate of . . . .% above the average rate for

. . . . . . . . . .-year [month] [securities] [certificates of deposit] by . . . . . . . . . . and . . . . . . . . . . . [insert names of banks].] [and the annual interest rate [thereafter] [from . . . . . . . through . . . . . . .] will be the interest yield equivalent of the weekly average per annum market discount rate for . . . . . . . .-month Treasury bills plus . . . .% of Interest Differential (the excess, if any, of (i) then current weekly average per annum secondary market yield for .. . . . . . .-month certificates of deposit over (ii) then current interest yield equivalent of the weekly average per annum market discount rate for . . . . . . . .-month Treasury bills]; [from

. . . . . . . . and thereafter the rate will be the then current interest yield equivalent plus . . . .% of Interest Differential].]

Issuable in temporary global form: [Yes]     [No]

Issuable in permanent global form: [Yes]     [No]

Debt Warrants

Number of Debt Warrants to be issued:

Warrant Agreement:

Form of Debt Warrants: [Registered] [Bearer]

Issuable jointly with other Securities: [Yes]     [No]

[Number of Debt Warranties issued with each......... amount or $......... principal amount of other Securities]

[Detachable Date:]

Date from which Debt Warrants are exercisable:

Date on which Debt Warrants expire:

Exercise price(s) of Debt Warrants:

Public offering price: $. . . . . . . .

Purchase price: $. . . . . . . .

Title and terms of Warrant Securities: As described above

Principal Amount of Warrant Securities purchasable upon exercise of one Warrant:

Currency Warrants

Title of Currency Warrants: [         Currency [Call] [Put] Warrants        ]

Number of Currency Warrants to be issued:

Base Currency:

Warrant Agreement:

Warrant Agent:

Form of Currency Warrants: [Registered] [Bearer] [Book-entry form, represented by single global Currency Warrant Certificate]

Issuable jointly with other Securities: [Yes]     [No]

[Number of Currency Warrants issued with each amount of $......... principal amount of other Securities]

[Detachable Date:]

Date from which Currency Warrants are exercisable:

Date on which Currency Warrants expire:

Strike Price of Currency Warrants:

Formula for Determining Cash Settlement Value:

Automatic Exercise:

Minimum Number of Currency Warrants which can be Exercised:

Listing:

Public offering price: $. . . . . . . .

Purchase price: $. . . . . . . .

Stock-Index Warrants

Title of Stock-Index Warrants: [         Stock-Index [Call] [Put] Warrants         ]

Number of Stock-Index Warrants to be issued:

Stock Index:

Warrant Agreement:

Warrant Agent:

Form of Stock-Index Warrants: [Registered] [Bearer] [Book-entry form, represented by single global Stock-Index Warrant Certificate]

Issuable jointly with other Securities: [Yes]     [No]

[Number of Stock-Index Warrants issued with each amount or $.......... principal amount of other Securities]

[Detachable Date:]

Date from which Stock-Index Warrants are exercisable:

Date on which Stock-Index Warrants expire:

Exercise Price of Stock-Index Warrants:

Formula for Determining Stock-Index Cash Settlement Value:

Automatic Exercise:

Minimum/Maximum number of Stock-Index Warrants which can be Exercised:

Listing:

Public offering price: $. . . . . . . .

Purchase price: $. . . . . . . .

Time of Delivery:

. . . . . . . . . . . . . . . . . . . .

Closing Location:

. . . . . . . . . . . . . . . . . . . .

Funds in which Underwriters to make payment:

. . . . . . . . . . . . . . . . . . . .

Delayed Delivery:

[None]

[Underwriters’ commission shall be . .. . .% of the principal amount of Designated Securities for which Delayed Delivery Contracts have been entered into and the check given in payment of such commission shall be drawn to the order of . . . . . . . .]

[Maximum aggregate principal amount of Designated Securities to be offered and sold pursuant to Delayed Delivery Contracts: [$] . . . . . . . . ]

[Minimum principal amount of each Delayed Delivery Contract: [$] . . . . . . . . ]

Names and addresses of Representatives:

Designated Representatives:

Address for Notices, etc.:

[Additional Comfort Procedures:	Identify any items being specified by Representatives for comfort as contemplated by paragraph (v) of Exhibit A to the Underwriting Agreement.]

[Other Terms, including application of defeasance and/or covenant defeasance]1 2

[1]

A description of particular tax, accounting or other unusual features of the Securities should be set forth, or referenced to an attached and accompanying description, if necessary to the parties’ understanding of the transaction contemplated. Such a description might appropriately be in the form in which such features will be described in the Prospectus, as supplemented, for the offering.

[2]

Any additional terms and conditions appropriate to an offering of Securities denominated or payable in or indexed to a currency, currencies, currency unit or composite currency other than United States dollars should also be set forth.

SCHEDULE III

Delayed Delivery Contract

United Technologies Corporation

c/o: [Date]

Attention:

Dear Sirs:

The undersigned hereby agrees to purchase from United Technologies Corporation (hereinafter called the “Company”), and the Company agrees to sell to the undersigned [[$] principal amount] [number] of the Company’s [Title of Designated Securities] (hereinafter called the “Designated Securities”), offered by the Company’s Prospectus dated             , 20     [as amended or supplemented], receipt of a copy of which is hereby acknowledged, at a purchase price of [    % of the principal amount thereof, plus accrued interest from the date from which interest accrues as set forth below] [            per Debt Warrant, Currency Warrant or Stock-Index Warrant], and on the further terms and conditions set forth in this contract.

[The undersigned will purchase the Designated Securities from the Company on             , 20     (the “Delivery Date”) [and interest on the Designated Securities so purchased will accrue from             , 20    .]]

[The undersigned will purchase the Designated Securities from the Company on the delivery date or dates and in the principal amount or amounts set forth below:

Delivery Date	Principal Amount		Date from Which Interest Accrues	Number of Debt Warrants, Currency Warrants or Stock-Index Warrants
, 20	[$	]	, 20
, 20	[$	]	, 20

Each such date on which Designated Securities are to be purchased hereunder is hereinafter referred to as a “Delivery Date”.]

Payment for the Designated Securities which the undersigned has agreed to purchase on [the] [each] Delivery Date shall be made to the Company or its order by certified or official bank check in              funds at the office of             ,             ,             , or by wire transfer to a bank account specified by the Company, on [the][such] Delivery Date upon delivery to the undersigned of the Designated Securities then to be purchased by the undersigned in definitive [bearer] [fully registered] form and in such denominations and [registered in such names] as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five business days prior to [the] [such] Delivery Date.

The obligation of the undersigned to take delivery of and make payment for Designated Securities on [the] [each] Delivery Date shall be subject to the conditions that (a) the purchase of Designated Securities to be made by the undersigned shall not on [the] [such] Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (b) the Company, on or before             , 20    , shall have sold to the several Underwriters, pursuant to the Pricing

Agreement dated             , 20     with the Company, an [aggregate principal amount and/or number] of Designated Securities equal to , minus the aggregate principal amount and/or a number] of Designated Securities to be covered by this contract and other contracts similar to this contract. The obligation of the undersigned to take delivery of and make payment for Designated Securities shall not be affected by the failure of any purchaser to take delivery of and make payment for Designated Securities pursuant to other contracts similar to this contract.

Promptly after completion of the sale of the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the Opinion or Opinions of Counsel for the Company delivered to the Underwriters in connection therewith.

The undersigned represents and warrants that, as of the date of this contract, the undersigned is not prohibited from purchasing the Designated Securities hereby agreed to be purchased by it under the laws of the jurisdiction to which the undersigned is subject.

This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

This contract may be executed by either of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

It is understood that the acceptance by the Company of any Delayed Delivery Contract (including this contract) is in the Company’s sole discretion and that, without limiting the foregoing, acceptances of such contracts need not be on a first-come, first-serve basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered by the Company.

Yours very truly

By:
(Name and Title)

(Address)

Accepted,             , 20

UNITED TECHNOLOGIES CORPORATION

By:
[Title]

SCHEDULE IV

Issuer Free Writing Prospectuses

SCHEDULE V

Information Provided by Underwriters Pursuant

to Section 1(c) of the Underwriting Agreement

EXHIBIT A

Form of Fixed Rate Pricing Term Sheet

Issuer:	United Technologies Corporation

Size:	$_________

Title:	__% Notes due 20__

Maturity:	_____________ __, 20__

Coupon:	____%

Price to Public:	____% of face amount

Yield to maturity:	____%

[Spread to Benchmark Treasury:	____%]

[Benchmark Treasury:]	_____]

[Benchmark Treasury Spot and Yield:	______ _____%]

Proceeds (Before Expenses) to Issuer	$ ( %)

Interest Payment Dates:	_______ and _______, commencing ______, 20__

Redemption Provisions:

First call date and price:	Any time at the greater of 100% and the treasury rate plus __ basis points.

Trade Date:	___________ __, 20__

Settlement Date:	_________ __, 20__ (T+3)

CUSIP:

Denominations	$1,000 x $1,000

[Ratings:	]

Underwriters:

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling [                                    ] collect at [                        ]. [                                             ]’s toll-free number is [                                        ].

Form of 3-Month LIBOR Floating Rate Pricing Term Sheet

Issuer:	United Technologies Corporation

Size:	$_________

Title:	Floating Rate Notes due 20__

Maturity:	_____________ __, 20__

Coupon:	3 Month LIBOR Telerate plus .__%

Price to Public:	____% of face amount

Proceeds (Before Expenses) to Issuer	$ ( %)

Interest Payment and Reset Dates:	_______, ______, _____ and _______, commencing ______, 20__

Day Count Convention	Actual/360

Redemption Provisions:

First call date and price:	[[________, 200_] at 100% plus interest accrued to the date of redemption]

Trade Date:	___________ __, 20__

Settlement Date:	_________ __, 20__ (T+3)

Denominations	$1,000 x $1,000

CUSIP:

[Ratings:	]

Underwriters:

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling [                                ] collect at [                                ]. [                                                 ]’s toll-free number is [                                    ].